|Coopers                           |certified public
accountants
          |&Lybrand







          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549


          We are aware  that our report dated July 30,  1993, on
our review
          of  interim  condensed  consolidated  financial
information  of
          Minnesota  Mining and Manufacturing  Company and
subsidiaries for
          the six-month period  ended June  30, 1993, and
included in  the
          Form 10-Q for the period then ended, is incorporated by
reference
          in   the   Company's   registration  statements   on
Form   S-8
          (Registration Nos. 2-78422, 33-14791, 33-48690 and
33-49842), and
          Form S-3 (Registration No. 33-48089).   Pursuant to
Rule  436(c),
          under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that
          Act.







                                        COOPERS & LYBRAND










          St. Paul, Minnesota
          August 9, 1993
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